[***] Indicates portions of this exhibit that have been omitted pursuant to a request for confidential treatment.

Exhibit (10)ee.
AMENDMENT NO. 1
TO TRADEMARK LICENSE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated December 17, 2019, to be effective January 2, 2020 (the “Effective Date”), by and between Levi Strauss & Co. (“LS&Co.”) and Genesco Inc. (“Genesco”), amends that certain Terms and Conditions to Trademark License Agreement and the Schedule for the Levis® Brand, by and between LS&Co. and Genesco, dated December 17, 2019 to be effective as of January 2, 2020 (collectively the “Agreement”). Defined terms used herein that are not otherwise defined are defined as set forth in the Agreement.

WHEREAS, a Genesco affiliate will acquire certain assets of (i) Togast LLC, (ii) Togast Direct, LLC, and (iii) TGB Design, LLC (collectively, “Togast”); and

WHEREAS, in connection with such acquisition, Genesco and/or its affiliates will acquire rights to Samsung C&T America, Inc.’s (“Samsung”) current inventory of footwear bearing LS&Co. trademarks (the “Inventory”); and

WHEREAS, LS&Co. has received and will receive payment from Samsung with respect to such Inventory (the “Markup”); and

WHEREAS, Togast, LLC and LS&Co.’s Affiliate, Levi’s® Footwear & Accessories (Switzerland) SA, are parties to that certain Distributor Agreement, dated August 15, 2011, as amended (the “Togast Agreement”); and

WHEREAS, the parties desire to enter into this Amendment to specify the amounts to be offset against the Earned Royalties payable by Genesco to LS&Co. under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Inventory Markup. The parties acknowledge and agree that Samsung shall provide the parties with the cost basis of the Markup of the Inventory invoiced between November 23, 2019 and December 31, 2019 (the “Transition Inventory Markup”) by January 31, 2020.

2.Offset. The parties acknowledge and agree that the Transition Inventory Markup shall be offset against the Earned Royalties payable by Genesco to LS&Co. in the First Annual Period under the Agreement [***].

3.Entire Agreement. Except as set forth above, all other terms and conditions contained in the Agreement shall remain in full force and effect. This Amendment, and the Agreement (a) constitute the entire understanding between the Parties with respect to the subject matter hereof, and (b) supersede all prior agreements, whether oral or written.

[***] Indicates portions of this exhibit that have been omitted pursuant to a request for confidential treatment.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 by their respective duly authorized officers as of the Effective Date.

LEVI STRAUSS & CO.	GENESCO INC.
By:______________________________ Thomas Berry SVP, Business Development	By:______________________________ Parag D. Desai Senior Vice President-Strategy and Shared Services

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